EXHIBIT 99.2


                                POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Sheridan Management Corp., a Delaware corporation, whose signature appears below, constitutes and appoints
Deborah J. Friedman and Peter H. Schwartz each as attorney-in-fact and agent for the undersigned solely for the purpose of executing reports required under
Section 13 and 16 of the Securities and Exchange Act of 1934, and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, thereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

Dated:  November 19, 2003


SHERIDAN MANAGEMENT CORP.


By:   /s/ WILLIAM T. ATKINS
      ------------------------------
      Name:  William T. Atkins
      Title:  President